                            ATMOSPHERE NETWORKS, INC.
                                 AND SUBSIDIARY

                      Condensed Consolidated Balance Sheet
                                  (In thousands)
                                    (Unaudited)

                                                                                      JUNE 30,
                                         ASSETS                                         2000
                                                                                -------------------
Current assets:
     Cash and cash equivalents                                                       $ 11,543
     Accounts receivable, net                                                             226
     Inventories                                                                          300
     Prepaid expenses and other current assets                                            249
                                                                                     --------
              Total current assets                                                     12,319

Property and equipment, net                                                             2,872
Other assets                                                                               96
                                                                                     --------
              Total assets                                                           $ 15,287
                                                                                     ========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                                $    459
     Accrued expenses                                                                   1,545
     Accrued loss on purchase commitments                                               1,880
     Deferred revenue                                                                     124
     Current portion of capital lease obligations                                       1,021
     Current portion of long-term notes payable                                         2,353
                                                                                     --------
              Total current liabilities                                                 7,382

Capital lease obligations, excluding current portion                                      593
Long-term notes payable, excluding current portion                                        906
                                                                                     --------
              Total liabilities                                                         8,882
                                                                                     --------

Commitments

Stockholders' equity:
     Preferred stock:
        Series A; $0.001 par value; 5,372,500 shares authorized; 5,335,000
          shares issued and outstanding; liquidation preference of $5,335,000               5
        Series B; $0.001 par value; 3,100,000 shares authorized; 2,884,448
          shares issued and outstanding; liquidation preference of $9,500,506               3
        Series C; $0.001 par value; 4,100,000 shares authorized; 3,992,497
          shares issued as of June 30, 2000, liquidation preference of $26,071,005          4
     Common stock; $0.001 par value; 25,000,000 shares authorized;
     6,768,947 shares issued and outstanding as of June 30, 2000                            7
     Additional paid-in capital                                                        41,326
     Notes receivable from stockholders                                                   (13)
     Accumulated deficit                                                              (34,927)
                                                                                     --------
              Total stockholders' equity                                                6,405
                                                                                     --------
              Total liabilities and stockholders' equity                             $ 15,287
                                                                                     ========

See accompanying notes to condensed consolidated financial statements.

                            ATMOSPHERE NETWORKS, INC.
                                 AND SUBSIDIARY

                 Condensed Consolidated Statements of Operations
                                 (In thousands)
                                   (Unaudited)

                                                               SIX MONTHS ENDED JUNE 30,
                                                                   2000       1999
                                                               --------    -------
Revenue                                                        $  3,620    $   257
Cost of goods sold                                                3,215        528
                                                               --------    -------
        Gross margin                                                405       (271)
                                                               --------    -------
Operating expenses
     Research and development                                     3,353      2,981
     Sales and marketing                                          4,425      1,299
     General and administrative                                     919        374
                                                               --------    -------
        Total operating expenses                                  8,697      4,654
                                                               --------    -------
        Operating loss                                           (8,292)    (4,925)

Other (income) expense, net                                         (90)       298
Loss on purchase commitments                                      1,880         --
                                                               --------    -------
Loss before income taxes                                        (10,082)    (5,223)
Income tax expense                                                   12          4
                                                               --------    -------
        Net loss                                               $(10,094)   $(5,227)
                                                               --------    -------
                                                               --------    -------

See accompanying notes to condensed consolidated financial statements.

                           ATMOSPHERE NETWORKS, INC.
                                 AND SUBSIDIARY

                  Condensed Statement of Stockholders' Equity
                                 (In thousands)
                                  (Unaudited)




                                                                     PREFERRED STOCK
                                                    ------------------------------------------------
                                                       SERIES A         SERIES B        SERIES C
                                                    --------------   --------------  ---------------
                                                    SHARES  AMOUNT   SHARES  AMOUNT  SHARES   AMOUNT
                                                    ------  ------   ------  ------  ------   ------
Balances as of December 31, 1999                    5,335     $5     2,884    $3     3,992        $4

Repurchase of common stock                             --     --        --    --        --        --

Issuance of common stock upon exercise of stock
   purchase rights for cash                            --     --        --    --        --        --

Issuance of common stock to consultants                --     --        --    --        --        --

Net loss                                               --     --        --    --        --        --
                                                    -----    ---     -----    --     -----        --

Balances as of June 30, 2000                        5,335     $5     2,884    $3     3,992        $4
                                                    -----    ---     -----   ---     -----       ---
                                                    -----    ---     -----   ---     -----       ---


                                                                                           NOTES
                                                        COMMON STOCK     ADDITIONAL     RECEIVABLE
                                                    -------------------    PAID-IN         FROM     ACCUMULATED
                                                    SHARES       AMOUNT    CAPITAL     STOCKHOLDERS   DEFICIT       TOTAL
                                                    -------      ------  ----------    ------------ -----------   --------
Balances as of December 31, 1999                     7,512          $7     $41,281         $(13)    $(24,833)     $16,454

Repurchase of common stock                            (806)         --         (22)          --           --          (22)

Issuance of common stock upon exercise of stock
   purchase rights for cash                             30          --          20           --           --           20

Issuance of common stock to consultants                 33          --          47           --           --           47

Net loss                                                --          --          --           --      (10,094)     (10,094)
                                                     -----          --      ------          ---      -------      -------

Balances as of June 30, 2000                         6,769          $7     $41,326         $(13)    $(34,927)     $ 6,405
                                                     -----         ---      ------          ---      -------      -------
                                                     -----         ---      ------          ---      -------      -------




See accompanying notes to condensed consolidated financial statements.

                            ATMOSPHERE NETWORKS, INC.
                                 AND SUBSIDIARY

                 Condensed Consolidated Statements of Cash Flows
                                 (In thousands)
                                   (Unaudited)

                                                                                        SIX MONTHS ENDED JUNE 30,
                                                                                          2000              1999
                                                                                        ----------       ----------
Cash flows from operating activities:
      Net loss                                                                          $(10,094)        $ (5,227)
      Adjustments to reconcile net loss to net cash
        used in operating activities
          Stock-based compensation                                                            47               28
          Depreciation and amortization                                                      758              449
          Amortization of discount on notes payable                                           77               66
          Amortization of discount on lease obligations                                       15               13
          Provision for accounts receivable allowance                                          9                5
          Changes in operating assets and liabilities:
              Accounts receivable                                                             60             (109)
              Inventories                                                                    729             (436)
              Prepaid expenses                                                               156              (59)
              Accounts payable                                                              (271)             247
              Accrued expenses                                                               (41)             245
              Accrued loss on purchase commitments                                         1,880               --
              Deferred revenue                                                              (465)             (76)
                                                                                        ----------       ----------
              Net cash used in operating activities                                       (7,139)          (4,855)
                                                                                        ----------       ----------
Cash flows from investing activities:
      Purchases of property and equipment                                                 (1,092)            (471)
      Other assets                                                                            30               20
                                                                                        ----------       ----------
              Net cash used in investing activities                                       (1,062)            (451)
                                                                                        ----------       ----------
Cash flows from financing activities:
      Proceeds from issuance of common stock                                                  20               38
      Proceeds from notes payable                                                             --            1,500
      Proceeds from equipment financing                                                       76              802
      Payments on notes payable                                                             (704)             (41)
      Principal payments on capital leases                                                  (589)            (171)
      Repurchase of common stock                                                             (22)             (20)
                                                                                        ----------       ----------
              Net cash provided by (used in) financing activities                         (1,219)           2,108
                                                                                        ----------       ----------
Net decrease in cash and cash equivalents                                                 (9,420)          (3,198)

Cash and cash equivalents at beginning of period                                          20,963            5,863
                                                                                        ----------       ----------
Cash and cash equivalents at end of period                                              $ 11,543         $  2,665
                                                                                        ----------       ----------
                                                                                        ----------       ----------
Supplemental disclosures of cash flow information:
      Cash paid for interest                                                            $    269         $    204
                                                                                        ----------       ----------
                                                                                        ----------       ----------
      Cash paid for income tax                                                          $     12         $      4
                                                                                        ----------       ----------
                                                                                        ----------       ----------
Noncash investing and financing activities:
      Acquisition of assets under capital lease                                         $     76         $    428
                                                                                        ----------       ----------
                                                                                        ----------       ----------
      Issuance of warrants in connection with notes payable and lease facility          $      -         $    159
                                                                                        ----------       ----------
                                                                                        ----------       ----------

See accompanying notes to condensed consolidated financial statements.

                            ATMOSPHERE NETWORKS, INC.
                                AND SUBSIDIARY

          Notes to Unaudited Condensed Consolidated Financial Statements

                                June 30, 2000

(1)    DESCRIPTION OF  BUSINESS

              Atmosphere Networks, Inc. (the Company) and subsidiary, was incorporated on May 6, 1997, to develop and market a family of network devices that will allow network service providers to deliver fast, cost-effective access speeds to their business customers.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

       (a)    BASIS OF PREPARATION

              The accompanying financial statements as of June 30, 2000 and for the six month periods ended June 30, 2000 and June 30, 1999, together with the related notes, are unaudited but include all adjustments which in the opinion of management, are necessary for a fair presentation, in all material respects, of the financial position and operating results and cash flows for the interim date and periods presented. Certain information and footnote disclosures, normally included in the financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such rules and regulations. Results for the interim period ended June 30, 2000 are not necessarily indicative of results for the entire fiscal year or future periods. These financial statements should be read in conjunction with the financial statements and related notes thereto for the year ended December 31, 1999.

       (b)    REVENUE RECOGNITION

              Revenue from product sales is recognized upon shipment provided that a purchase order has been received or a contract has been executed, there are no uncertainties regarding customer acceptance, the fee is fixed and determinable and collectibility is deemed probable. If uncertainties regarding customer acceptance exist, revenue is recognized when such uncertainties are resolved. The Company records a warranty liability for parts and labor on its products. Warranty periods are generally two years from the installation date for hardware and 90 days for software.

              Deferred revenue includes amounts billed to customers for which revenues have not been recognized which generally results from the following: (1) product shipped to a customer still subject to compliance with certain tests required by the customer; and (2) nonrecurring engineering fees, for which services are yet to be performed.

       (c)    CASH AND CASH EQUIVALENTS

              The Company considers all highly liquid investments with a purchased maturity of three months or less to be cash equivalents. Cash and cash equivalents consist primarily of cash on deposit with banks, money market instruments, and debt instruments.

(3)      INVENTORIES

         Inventories, net consisted of (in thousands):

                                                     June 30,
                                                      2000
                                                    ---------
                  Raw materials                     $       -
                  Finished goods                          264
                  Consigned inventory                      36
                                                    ---------
                         Total                      $     300
                                                    ---------
                                                    ---------

(4)      ACQUISITION

         On July 25, 2000, the Company was acquired by Ditech Communications Corporation (Ditech) pursuant to a Merger and Reorganization Agreement (the Agreement) dated as of June 21, 2000, as amended, amongst Ditech, Oxygen Acquisition Corporation, a wholly owned subsidiary of Ditech, and the Company. Under the terms of the Agreement, approximately 841,897 shares of Ditech common stock were issued to the former preferred stockholders of the Company, and approximately $7.91 million was paid to the former common stockholders of the Company.

                           ATMOSPHERE NETWORKS, INC.
                                AND SUBSIDIARY

                       Consolidated Financial Statements

                          December 31, 1999 and 1998

                  (With Independent Auditors' Report Thereon)

                            ATMOSPHERE NETWORKS, INC.
                                 AND SUBSIDIARY

                               TABLE OF CONTENTS
                                                                PAGE
Independent Auditors' Report                                     1

Consolidated Balance Sheets                                      2

Consolidated Statements of Operations                            3

Consolidated Statements of Stockholders' Equity                  4

Consolidated Statements of Cash Flows                            5

Notes to Consolidated Financial Statements                       6

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Atmosphere Networks, Inc.:

We have audited the accompanying consolidated balance sheets of Atmosphere Networks, Inc. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Atmosphere Networks, Inc. and subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered net losses and negative operating cash flow since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                     /s/ KPMG LLP

March 10, 2000, except as to Note 13,
    which is as of June 21, 2000

                            ATMOSPHERE NETWORKS, INC.
                                 AND SUBSIDIARY

                           Consolidated Balance Sheets

                            December 31, 1999 and 1998

                                       ASSETS                                                  1999                  1998
                                                                                         ------------------   -------------------
Current assets:
     Cash and cash equivalents                                                            $ 20,963,419          $  5,863,118
     Accounts receivables, net of allowances of $17,007 and $10,000
        for December 31, 1999 and 1998, respectively                                           294,766               153,970
     Inventories                                                                             1,029,352               175,738
     Prepaid expenses                                                                          405,380               286,257
                                                                                         ------------------   -------------------
              Total current assets                                                          22,692,917             6,479,083

Property and equipment, net                                                                  2,538,740             1,663,235
Other assets                                                                                   177,399               161,828
                                                                                         ------------------   -------------------
                                                                                          $ 25,409,056          $  8,304,146
                                                                                         ==================   ===================

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                                     $    730,140          $    545,837
     Accrued expenses                                                                        1,586,099               468,670
     Deferred revenue                                                                          588,280               133,021
     Current portion of capital lease obligations                                            1,081,395               460,842
     Current portion of long-term notes payable                                              2,262,113               316,458
                                                                                         ------------------   -------------------
              Total current liabilities                                                      6,248,027             1,924,828

Capital lease obligations, excluding current portion                                         1,045,835               780,216
Long-term notes payable, excluding current portion                                           1,661,912             2,663,606
                                                                                         ------------------   -------------------
              Total liabilities                                                              8,955,774             5,368,650
                                                                                         ------------------   -------------------
Commitments (Note 7)

Stockholders' equity:
     Preferred stock:
        Series A; $0.001 par value; 5,372,500 shares authorized; 5,335,000
           shares issued and outstanding; liquidation preference of $5,335,000                   5,335                 5,335
        Series B; $0.001 par value; 3,100,000 shares authorized; 2,884,448
           shares issued and outstanding; liquidation preference of $9,500,506                   2,884                 2,884
        Series C; $0.001 par value; 4,100,000 shares authorized; 3,992,497 and no shares issued and outstanding as of December 31, 1999
           and 1998, respectively; liquidation preference of $26,071,005                         3,992                    --
     Common stock; $0.001 par value; 25,000,000 shares authorized;
        7,511,868 and 7,304,647 shares issued and outstanding
        as of December 31, 1999 and 1998, respectively                                           7,512                 7,305
     Additional paid-in capital                                                             41,280,106            15,027,321
     Notes receivable from stockholders                                                        (13,125)              (13,125)
     Accumulated deficit                                                                   (24,833,422)          (12,094,224)
                                                                                         ------------------   -------------------
              Total stockholders' equity                                                    16,453,282             2,935,496
                                                                                         ------------------   -------------------
                                                                                         $  25,409,056          $  8,304,146
                                                                                         ==================   ===================

See accompanying notes to consolidated financial statements.

                           ATMOSPHERE NETWORKS, INC.
                                AND SUBSIDIARY

                    Consolidated Statements of Operations

                    Years ended December 31, 1999 and 1998

                                                                                     1999                   1998
                                                                                 ------------            ----------
Revenue                                                                          $    806,292           $        --
Cost of good sold                                                                   1,066,990                    --
                                                                                 ------------           -----------
              Gross margin                                                           (260,698)                   --
                                                                                 ------------           -----------
Operating expenses:
     Research and development                                                       7,789,407             5,817,528
     Sales and marketing                                                            3,565,589             1,889,809
     General and administrative                                                       844,129               795,451
                                                                                 ------------           -----------
              Total operating expenses                                             12,199,125             8,502,788
                                                                                 ------------           -----------
                                                                                  (12,459,823)           (8,502,788)

Other expense (income), net                                                           155,963               (75,374)
Foreign exchange loss (gain)                                                          118,992                (4,167)
                                                                                 ------------           -----------
              Net loss before income taxes                                        (12,734,778)           (8,423,247)

Income taxes                                                                            4,420                 3,200
                                                                                 ------------           -----------
              Net loss                                                           $(12,739,198)          $(8,426,447)
                                                                                 ------------           -----------
                                                                                 ------------           -----------

See accompanying notes to consolidated financial statements.

                            ATMOSPHERE NETWORKS, INC.
                                 AND SUBSIDIARY

                 Consolidated Statements of Stockholders' Equity

                     Years ended December 31, 1999 and 1998


                                                                              PREFERRED STOCK
                                                        -------------------------------------------------------
                                                              SERIES A           SERIES B           SERIES C
                                                        -----------------  ------------------    --------------
                                                          SHARES   AMOUNT    SHARES    AMOUNT    SHARES  AMOUNT
                                                        ---------  ------  ---------   ------  --------- ------
Balances as of December 31, 1997                        5,335,000  $5,335         --   $  --         --  $   --

Warrants issued in connection with leasing transaction         --      --         --      --         --      --

Issuance of Series B preferred stock in March 1998
     for cash, net of $28,551 issue cost                       --      --  2,884,448   2,884         --      --

Issuance of common stock upon exercise of stock
     purchase rights in February 1998 for cash                 --      --         --      --         --      --

Issuance of common stock upon exercise of stock
     purchase rights in March 1998 for cash                    --      --         --      --         --      --

Warrants issued in connection with note payable                --      --         --      --         --      --

Issuance of common stock upon exercise of stock
     purchase rights in July 1998 for cash                     --      --         --      --         --      --

Issuance of common stock upon exercise of stock
     options for cash                                          --      --         --      --         --      --

Net loss                                                       --      --         --      --         --      --
                                                        ---------  ------  ---------   ------    ------  ------
Balances as of December 31, 1998                        5,335,000   5,335  2,884,448   2,884         --      --

Warrants issued in connection with leasing transaction         --      --         --      --         --      --

Repurchase of common stock                                     --      --         --      --         --      --

Issuance of common stock upon exercise of stock
     purchase rights in March 1999 for cash                    --      --         --      --         --      --

Issuance of common stock upon excercise of stock
     purchase rights in April 1999 for cash                    --      --         --      --         --      --

Issuance of common stock upon exercise of stock
     purchase rights in June 1999 for cash                     --      --         --      --         --      --

Issuance of common stock upon exercise of stock
     purchase rights in July 1999 for cash                     --      --         --      --         --      --

Warrants issued in connection with note payable                --      --         --      --         --      --

Issuance of Series C  preferred stock in August 1999
     for cash, net of $29,662 issue cost                       --      --         --      --  3,992,497   3,992

Issuance of common stock upon exercise of stock
     options for cash                                          --      --         --      --         --      --

Issuance of common stock to consultants                        --      --         --      --         --      --

Net loss                                                       --      --         --      --         --      --
                                                        ---------  ------  ---------  -------    ------  ------
Balances as of December 31, 1999                        5,335,000  $5,335  2,884,448  $2,884  3,992,497  $3,992
                                                        ---------  ------  ---------  ------- ---------  ------
                                                        ---------  ------  ---------  ------- ---------  ------

                                                                                               NOTES
                                                              COMMON STOCK       ADDITIONAL RECEIVABLE                   TOTAL
                                                         -------------------      PAID-IN      FROM     ACCUMULATED  STOCKHOLDERS'
                                                           SHARES     AMOUNT      CAPITAL  STOCKHOLDERS   DEFICIT       EQUITY
                                                         ---------   -------    ---------- ------------ -----------  -------------
Balances as of December 31, 1997                         6,710,804   $ 6,711    $5,343,889  $(13,125)   $(3,667,777)  $1,675,033

Warrants issued in connection with leasing transaction          --        --        62,968        --            --        62,968

Issuance of Series B preferred stock in March 1998
     for cash, net of $28,551 issue cost                        --        --     9,469,068        --            --     9,471,952

Issuance of common stock upon exercise of stock
     purchase rights in February 1998 for cash              12,000        12         1,188        --            --         1,200

Issuance of common stock upon exercise of stock
     purchase rights in March 1998 for cash                552,500       553        54,698        --            --        55,251

Warrants issued in connection with note payable                 --        --        87,242        --            --        87,242

Issuance of common stock upon exercise of stock
     purchase rights in July 1998 for cash                   3,000         3           957        --            --           960

Issuance of common stock upon exercise of stock
     options for cash                                       26,343        26         7,311        --            --         7,337

Net loss                                                        --        --            --        --    (8,426,447)   (8,426,447)
                                                         ---------   -------   -----------  --------  ------------   -----------
Balances as of December 31, 1998                         7,304,647     7,305    15,027,321   (13,125)  (12,094,224)    2,935,496

Warrants issued in connection with leasing transaction          --        --        27,970        --            --        27,970

Repurchase of common stock                                (203,875)     (204)      (21,219)       --            --       (21,423)

Issuance of common stock upon exercise of stock
     purchase rights in March 1999 for cash                 50,000        50         8,950        --            --         9,000

Issuance of common stock upon excercise of stock
     purchase rights in April 1999 for cash                281,728       282        27,893        --            --        28,175

Issuance of common stock upon exercise of stock
     purchase rights in June 1999 for cash                  10,000        10           990        --            --         1,000

Issuance of common stock upon exercise of stock
     purchase rights in July 1999 for cash                   3,333         3           330        --            --           333

Warrants issued in connection with note payable                 --        --       130,539        --            --       130,539

Issuance of Series C  preferred stock in August 1999
     for cash, net of $29,662 issue cost                        --        --    26,037,350        --            --    26,041,342

Issuance of common stock upon exercise of stock
     options for cash                                       28,000        28        10,912        --            --        10,940

Issuance of common stock to consultants                     38,035        38        29,070        --            --        29,108

Net loss                                                        --        --            --        --   (12,739,198)  (12,739,198)
                                                         ---------   -------   -----------  --------  ------------   -----------
Balances as of December 31, 1999                         7,511,868   $ 7,512   $41,280,106  $(13,125) $(24,833,422)  $16,453,282
                                                         ---------   -------   -----------  --------  ------------   -----------
                                                         ---------   -------   -----------  --------  ------------   -----------


See accompanying notes to consolidated financial statements.

                            ATMOSPHERE NETWORKS, INC.
                                 AND SUBSIDIARY

                      Consolidated Statements of Cash Flows

                      Years ended December 31, 1999 and 1998

                                                                                                   1999                  1998
                                                                                              ------------           -----------
Cash flows from operating activities:
     Net loss                                                                                 $(12,739,198)          $(8,426,447)
     Adjustments to reconcile net loss to net cash used in operating activities:
        Stock-based compensation                                                                    29,108                    --
        Depreciation and amortization                                                            1,140,785               536,336
        Amortization of discount on notes payable                                                  140,575                77,731
        Amortization of discount on lease obligations                                               32,650                16,819
        Loss on disposal of fixed assets                                                             2,589                 4,326
        Provision for accounts receivable allowance                                                  7,007                    --
        Changes in operating assets and liabilities:
           Accounts receivable                                                                    (147,803)             (153,970)
           Inventories                                                                            (853,614)             (175,738)
           Prepaid expenses                                                                       (119,123)             (133,621)
           Accounts payable                                                                        184,303                74,718
           Accrued expenses                                                                      1,117,429               318,492
           Deferred revenue                                                                        455,259               133,021
                                                                                              ------------           -----------
                 Net cash used in operating activities                                         (10,750,033)           (7,728,333)
                                                                                              ------------           -----------
Cash flows from investing activities:
     Purchases of property and equipment                                                        (1,464,219)             (890,447)
     Other assets                                                                                  (15,570)              (89,728)
                                                                                              ------------           -----------
                 Net cash used in investing activities                                          (1,479,789)             (980,175)
                                                                                              ------------           -----------
Cash flows from financing activities:
     Proceeds from issuance of preferred stock                                                  26,041,342             9,471,952
     Proceeds from issuance of common stock                                                         49,448                64,748
     Proceeds from bank loan                                                                            --               350,000
     Proceeds from notes payable                                                                 1,500,000             2,214,318
     Proceeds from equipment financing                                                             913,582             1,042,825
     Repayment of bank loan                                                                             --              (750,000)
     Payments on notes payable                                                                    (566,075)              (32,819)
     Principal payments on capital lease obligations                                              (586,751)              (80,194)
     Repurchase of common stock                                                                    (21,423)                   --
                                                                                              ------------           -----------
                 Net cash provided by financing activities                                      27,330,123            12,280,830
                                                                                              ------------           -----------
Net increase in cash and cash equivalents                                                       15,100,301             3,572,322

Cash and cash equivalents at beginning of year                                                   5,863,118             2,290,796
                                                                                              ------------           -----------
Cash and cash equivalents at end of year                                                      $ 20,963,419           $ 5,863,118
                                                                                              ------------           -----------
                                                                                              ------------           -----------
Supplemental disclosures of cash flow information:
     Cash paid during the year:
        Interest                                                                              $    379,439           $   134,162
                                                                                              ------------           -----------
                                                                                              ------------           -----------
        Income taxes                                                                          $      4,420           $     3,200
                                                                                              ------------           -----------
                                                                                              ------------           -----------
     Noncash investing and financing activities:
        Acquisition of assets under capital lease                                             $  1,381,436           $   538,220
                                                                                              ------------           -----------
                                                                                              ------------           -----------
        Issuance of warrants in connection with notes payable and lease facility              $    158,509           $   150,210
                                                                                              ------------           -----------
                                                                                              ------------           -----------

See accompanying notes to consolidated financial statements.

                            ATMOSPHERE NETWORKS, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


(1)    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    ORGANIZATION

              Atmosphere Networks, Inc. (the Company) and subsidiary was incorporated on May 6, 1997, to develop and market a family of network devices that will allow network service providers to deliver fast, cost-effective access speeds to their business customers.

              During 1998, the Company was considered to be in the development stage, as the Company was primarily engaged in obtaining financing and personnel and in the development of products. During 1999, the Company began the marketing and selling activities related to the completed product.

       (b)    LIQUIDITY

              The Company has incurred net losses and negative operating cash flows since inception that raise substantial doubt about its ability to continue as a going concern. The accompanying consolidated financial statements have been prepared contemplating the Company continuing in existence as a going concern. Continuation of the Company as a going concern is dependent upon management's ability to obtain additional financing and the successful development and marketing of its products. Management is presently evaluating financing sources to sustain the Company through the 2000 fiscal year. See Note 13, Subsequent Events, with respect to management's intentions to restructure its operations.

       (c)    PRINCIPLES OF CONSOLIDATION

              The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

       (d)    USE OF ESTIMATES

              The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (e)    CASH AND CASH EQUIVALENTS

              The Company considers all highly liquid investments with a purchased maturity of three months or less to be cash equivalents. Cash and cash equivalents consist primarily of cash on deposit with banks, money market instruments, and debt instruments.

       (f)    INVENTORIES

              Inventories are stated at the lower of cost (on a first-in, first-out basis) or market.

                            ATMOSPHERE NETWORKS, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998



       (g)    PROPERTY AND EQUIPMENT

              Property and equipment, including leasehold improvements and equipment acquired under capital lease, are recorded at cost. Depreciation and amortization are provided using a straight-line method over the shorter of the estimated useful lives of the assets or the lease terms, generally three years.

              The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of property and equipment is measured by comparison of its carrying amount to future net cash flows the property and equipment are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property and equipment exceeds its fair market value. To date, the Company has made no adjustments to the carrying values of its long-lived assets.

       (h)    REVENUE RECOGNITION

              Revenue from product sales is recognized upon shipment provided that a purchase order has been received or a contract has been executed, there are no uncertainties regarding customer acceptance, the fee is fixed and determinable and collectibility is deemed probable. If uncertainties regarding customer acceptance exist, revenue is recognized when such uncertainties are resolved. The Company records a warranty liability for parts and labor on its products. Warranty periods are generally two years from the installation date for hardware and 90 days for software.

              Deferred revenue includes amounts billed to customers for which revenues have not been recognized which generally results from the following: (1) product shipped to a customer still subject to compliance with certain tests required by the customer; and (2) nonrecurring engineering fees, for which services are yet to be performed.

       (i)    ADVERTISING COSTS

              Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 1999 and 1998, was $135,436 and $16,943, respectively.

       (j)    SOFTWARE DEVELOPMENT COSTS

              Development costs of software to be sold or otherwise marketed are expensed as incurred until technological feasibility is established. For the years ended December 31, 1999 and 1998, no costs were capitalized either because technological feasibility was not established or because amounts incurred after achieving technological feasibility were insignificant.

                            ATMOSPHERE NETWORKS, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998



       (k)    INCOME TAXES

              The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits of which future realization is uncertain.

       (l)    STOCK-BASED COMPENSATION

              The Company uses the intrinsic-value-based method of Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, to account for its employee stock-based compensation plan. Accordingly, compensation cost is recorded on the date of the date of grant to the extent the fair value of the underlying share of common stock exceeds the exercise price for a stock option or the purchase price for a share of common stock. The compensation cost is amortized as a charge against income on an accelerated basis over the vesting terms of stock options in accordance with Financial Accounting Standards Board (FASB) Interpretation No. 28. Pursuant to Statement of Financial Accounting Standards (SFAS) No. 123, the Company discloses the pro-forma effect of using the fair-value method of accounting for employee stock-based compensation arrangements.

              Stock-based awards granted to nonemployees are measured using the fair-value method in accordance with SFAS No. 123 at the date of grant or the vesting date, if different than the grant date. The associated expense is recognized by the Company over the period the services are performed by the nonemployee.

       (m)    FOREIGN CURRENCY TRANSLATION

              The functional currency for the Company's foreign subsidiary is the U.S. dollar. Accordingly, this entity remeasures monetary assets and liabilities at year-end exchange rates while nonmonetary items are remeasured at historical rates. Income and expense accounts are remeasured at the average rates in effect during the year, except for depreciation which is remeasured at historical rates. Remeasurement adjustments and transaction gains and losses are recognized in income in the year of occurrence.

       (n)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, and debt. The carrying amount of the Company's cash and cash equivalents, accounts receivable, and accounts payable approximates their respective fair value due to the relatively short period to maturity of the instruments.

                            ATMOSPHERE NETWORKS, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


              The Company estimates the fair value of its fixed rate debt using discounted cash flow analysis based on the Company's current borrowing rates for similar debt. As of December 31, 1999, the carrying amount of the debt approximates fair value.

       (o)    COMPREHENSIVE INCOME

              The Company has no material components of comprehensive income.

       (p)    RECENT ACCOUNTING PRONOUNCEMENTS

              In March 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. SOP 98-1 requires that entities capitalize certain costs related to internal-use software once certain criteria have been met. The Company adopted SOP 98-1 on January 1, 1999, with no material effect.

              In June 2000, the FASB issued SFAS No. 138, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, AN AMENDMENT OF SFAS NO. 133. SFAS No. 133, as amended by SFAS No. 138, establishes accounting and reporting standards for derivative instruments and hedging activities and requires the Company to recognize all derivatives as either assets or liabilities on the balance sheet and measure them at fair value. Gains and losses resulting from changes in fair value would be accounted for based on the intended use of the derivative and whether it is designated and qualifies for hedge accounting. The Company will adopt SFAS No. 138 concurrently with SFAS No. 133 for its first quarter of fiscal 2001. The Company expects adoption of SFAS Nos. 133 and 138 will not have a material effect on financial position or results from operations.

              In December 1999, the Securities and Exchange Commission
              (SEC) issued Staff Accounting Bulletin (SAB) No. 101,
              REVENUE RECOGNITION IN FINANCIAL STATEMENTS. SAB No. 101 provides guidance on applying generally accepted accounting principles to revenue recognition issues in financial statements. In June 2000, the SEC issued SAB No. 101B, AMENDMENT; REVENUE RECOGNITION IN FINANCIAL STATEMENTS. SAB No. 101B delays the implementation date of SAB No. 101 for registrants with fiscal years that begin between December 16, 1999 and March 15, 2000. The Company will adopt SAB No. 101 as required in the fourth quarter of 2000, and is evaluating the effect, if any, that such adoption might have on its financial statements.

              In March 2000, the FASB issued Interpretation No. 44 (FIN), ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION - AN INTERPRETATION OF APB NO. 25. FIN No. 44 clarifies (a) the definition of an employee for purposes of applying APB No. 25; (b) the criteria for determining whether a plan qualifies as a noncompensatory plan; (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award; and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN No. 44 is effective July 1, 2000, but certain conclusions in this interpretation cover specific events that occur after either December 15, 1998 or January 12, 2000. The Company is currently evaluating FIN No. 44, but believes that it will not affect its current accounting for stock-based compensation awards.

                                  ATMOSPHERE NETWORKS, INC.
                                       AND SUBSIDIARY

                        Notes to Consolidated Financial Statements

                                 December 31, 1999 and 1998


(2)    CASH AND CASH EQUIVALENTS

       Cash and cash equivalents consisted of the following as of December 31, 1999 and 1998:

                                                                                 1999                  1998
                                                                          -------------------   -------------------
       Cash                                                               $    1,216,163        $      478,961
       Money market funds                                                        156,823             1,384,157
       Municipal bonds                                                        18,600,000                    --
       Commerical paper                                                          990,433             4,000,000
                                                                          --------------        --------------
                                                                          $   20,963,419        $    5,863,118
                                                                          ==============        ==============

(3)    INVENTORIES

       Inventories as of December 31, 1999 and 1998, consisted of the following:

                                                                                  1999                  1998
                                                                          -------------------   -------------------
       Raw materials                                                      $           --        $        6,982
       Finished goods                                                            833,124               168,756
       Consigned inventory                                                       196,228                    --
                                                                          --------------        --------------
                                                                          $    1,029,352        $      175,738
                                                                          ==============        ==============

(4)    PROPERTY AND EQUIPMENT

       Property and equipment consisted of the following as of December 31, 1999 and 1998:

                                                                                 1999                  1998
                                                                          -------------------   -------------------
       Computers and equipment                                            $    3,685,674        $    2,057,117
       Furniture and fixtures                                                     96,472               130,245
       Leasehold improvements                                                    521,692                97,951
                                                                          --------------        --------------
                                                                               4,303,838             2,285,313
       Less accumulated depreciation and amortization                          1,765,098               622,078
                                                                          --------------        --------------
                                                                          $    2,538,740        $    1,663,235
                                                                          ==============        ==============


       Equipment under capital lease aggregated $2,970,022 and $1,540,214 as of December 31, 1999 and 1998, respectively. Accumulated amortization on the assets under capital leases aggregated $1,139,478 and $315,013 as of December 31, 1999 and 1998, respectively.

                          ATMOSPHERE NETWORKS, INC.
                               AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

(5)    ACCRUED EXPENSES

       Accrued liabilities as of December 31, 1999 and 1998, consisted of the following:

                                                                                 1999                  1998
                                                                          -------------------   -------------------
       Refundable grant                                                   $      385,000        $           --
       Accrued vacation                                                          257,748               135,098
       Other accrued expenses                                                    943,351               333,572
                                                                          --------------        --------------
                                                                          $    1,586,099        $      468,670
                                                                          ==============        ==============


(6)    LONG-TERM DEBT

       Bank borrowing and long-term debt as of December 31, 1999 and 1998, consisted of the following:

                                                                                 1999                  1998
                                                                          -------------------   -------------------
       Noninterest bearing note payable; total face value
            of $825,000                                                   $      780,997         $     719,354

       Noninterest bearing note payable; total face value
            of $175,000                                                          165,666               152,590

       Promissory note; total face value of $214,318                              98,135               181,498

       Subordinated note payable; total face value
            of $2,000,000                                                      1,672,199             2,000,000

       Subordinated note payable; total face value
            of $1,500,000                                                      1,344,927                    --

       Less discount on subordinated note from issuance of
            122,202 warrants                                                    (137,899)              (73,378)
                                                                          ---------------        --------------
                                                                               3,924,025             2,980,064
       Less current portion                                                    2,262,113               316,458
                                                                          ---------------        --------------
       Long-term debt, excluding current portion                          $    1,661,912         $   2,663,606
                                                                          ===============        ==============


       The aggregate amount of required principal repayments due for long-term debt are as follows: 2000, $2,334,708; 2001, $1,465,706; and 2002,
       $261,510.

       In 1997, the Company issued noninterest bearing notes in exchange for technology purchased. These notes are due in full on July 1, 2000, or upon a change in ownership or liquidation of the Company, whichever is earlier. The total face value of the notes payable is $1,000,000. The Company has discounted the notes at an effective rate of 8.25%. As of December 31, 1999 and 1998, the unamortized discount was $53,337 and $128,056, respectively.

                          ATMOSPHERE NETWORKS, INC.
                               AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


       In February 1998, the Company signed a promissory note, due in full on February 13, 2001, with the principal amount of $214,318. The note bears 8% interest per annum and is secured by certain equipment. Payments of interest only were due monthly for the first six months, followed by equal payments of $7,906, including interest and principal due monthly until maturity, upon which a payment of $32,148 is due on February 1, 2001.

       Additionally, in November 1998, the Company signed a subordinated note totaling $2,000,000. This note matures on November 1, 2001, and bears 12.5% interest per annum. Interest only payments are due on the first day of each month commencing on December 1, 1999, for six months followed by equal payments of $85,361, including principal and accrued interest, due monthly until maturity.

       In February 1999, the Company signed a subordinated note totaling $1,500,000. This note matures on May 1, 2002, and bears interest at a rate 12.5% per annum. Interest only payments were due on the first day of each month commencing July 1, 1999 for six months followed by equal payments of $53,948, including principal and accrued interest, due monthly until maturity.

(7)    COMMITMENTS

       The Company leases its facilities and equipment under operating and capital lease agreements, expiring at various dates through 2001. Future minimum lease payment under these agreements as of December 31, 1999, are as follows:


           YEAR ENDING                                                  CAPITAL              OPERATING
          DECEMBER 31,                                                   LEASE                 LEASE
       --------------------                                        -------------------   -------------------
       2000                                                        $    1,238,429        $      629,532
       2001                                                               871,071               559,390
       2002                                                               241,921               331,150
                                                                    --------------       --------------
        Total future minimum lease payments                             2,351,421        $    1,520,072
                                                                                         ==============

        Less imputed interest and discount on warrants                    224,191
                                                                   --------------

        Present value of future minimum lease
           payments under capital lease                                 2,127,230

        Less current portion                                            1,081,395
                                                                   --------------
        Long-term portion                                          $    1,045,835
                                                                   ==============


       Rent expense for the year ended December 31, 1999 and 1998, was $441,000 and $412,000, respectively.

(8)    STOCKHOLDERS' EQUITY

       (a)    PREFERRED STOCK

              The Company is authorized to issue 12,572,500 shares of preferred stock with 5,372,000 shares designated as Series A, 3,100,000 shares designated as Series B, and 4,100,000 shares designated as Series C.

                          ATMOSPHERE NETWORKS, INC.
                               AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


              In March 1998, the Company sold 2,884,448 shares of Series B preferred stock at $3.2937 per share. In August 1999, the Company sold 3,992,497 shares of Series C preferred stock at $6.53 per share.

              The rights, preferences, and privileges of the holders of Series A, B, and C preferred stock are as follows:

              - Dividends are noncumulative and payable only upon declaration by the Board of Directors at a rate of $0.05, $0.165, and $0.33 per share per year for Series A, B, and C, respectively.

              - Holders of Series A, B, and C preferred stock have a liquidation preference of $1.00, $3.2937, and $6.53 per share, respectively, plus any declared but unpaid dividends, over holders of common stock. In the event of a merger, consolidation, sales of all or substantially all the assets of the Company, or similar transaction, the holders of the Series A, B, and C preferred stock shall be entitled to receive, in preference to the holders of common stock, an amount equal to the liquidation preference for the series of preferred stock held.

              - Each holder of preferred stock has voting rights equal to common stock on an "as if converted" basis.

              - Each share of preferred stock is convertible at any time into one share of common stock at the option of the holder, subject to adjustment. Each share of preferred stock automatically converts into shares of common stock upon the earlier of: (a) the closing of the sale of the Company's common stock in a public offering with gross proceeds of at least $20,000,000 or (b) the approval of the holders of a majority of the outstanding shares of preferred stock.

       (b)    COMMON STOCK

              The Company is authorized to issue 25,000,000 shares of common stock. In conjunction with the Series C preferred stock issuance during the year, the Company increased the number of common stock shares authorized by 5,000,000 shares to 25,000,000 shares. A total of 4,489,690 shares have been issued pursuant to a Founders' Restricted Stock Purchase Agreement. Such shares may be subject to repurchase by the Company at the original purchase price upon termination of consulting services of the purchaser. Founders' shares issued shall be released from the repurchase option at the rate of 12/48 on the first anniversary of the vesting commencement date, and 1/48 for each month thereafter. As of December 31, 1999, a total of 1,129,876 shares of common stock are subject to repurchase.

              In December 1997, the Company issued 143,675 shares of common stock under the Company's 1997 Stock Plan (the Plan). Shares issued under the Plan are subject to repurchase as described below. Of the 143,675 shares issued upon the exercise of options, 131,250 shares were issued in conjunction with full recourse, promissory notes secured by the shares. The principal, which bears interest at 6.02%, and accrued interest are due and payable on December 15, 2001.

              During the year ended December 31, 1998, the Company issued a total of 567,500 shares of common stock upon the exercise of outstanding options for $57,411.

                          ATMOSPHERE NETWORKS, INC.
                               AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


              During the year ended December 31, 1999, the Company issued a total of 443,908 shares of common stock upon the exercise of outstanding options for $81,396.

       (c)    1997 STOCK PLAN

              The Company has adopted the Plan in order to provide selected employees, directors, and consultants of the Company an opportunity to acquire the Company's common stock. The Plan provides for granting of incentive stock options, nonstatutory stock options, and restricted stock purchase rights. The Plan is administered by the Board of Directors which sets the terms and conditions of the options. Nonstatutory stock options and incentive stock options are exercisable at prices not less than 85% and 100%, respectively, of the fair value on the date of grant. The options become exercisable in increments over a 4-year vesting period and expire at the end of 10 years from date of grant or sooner if terminated by the Board of Directors. The options may include a provision whereby the option holder may elect at any time to exercise the option prior to the full vesting of the option. Unvested shares so purchased shall be subject to a repurchase right by the Company at the original purchase price. Such right shall lapse at a rate equivalent to the vesting period of the original option. The total number of shares of common stock that were subject to repurchase as of December 31, 1999 and 1998, were 266,504 and 383,080, respectively. During the year ended December 31, 1999 and 1998, the total number of shares of common stock repurchased were 203,875 and -0-. The Board of Directors has reserved 2,722,871 shares of common stock for issuance under the Plan.

                          ATMOSPHERE NETWORKS, INC.
                               AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


              The stock option and purchase rights activity for 1999 and 1998, is as follows:

                                                                                   OPTIONS/RIGHTS OUTSTANDING
                                                                              --------------------------------------
                                                                                                      WEIGHTED-
                                                              OPTIONS                                  AVERAGE
                                                             AVAILABLE                                 EXERCISE
                                                             FOR GRANT             NUMBER               PRICE
                                                         ------------------   -----------------    -----------------
       Balances as of December 31, 1997                         95,352             983,844              $0.10

       Shares made available for grant                         500,000                  --                 --
       Granted                                                (442,043)            442,043               0.33
       Exercised                                                    --            (593,843)              0.11
       Canceled                                                 55,000             (55,000)              0.18
                                                            -----------          ----------
       Balances as of December 31, 1998                        208,309             777,044

       Shares made available for grant                       1,000,000                  --                 --
       Granted                                              (1,360,735)          1,360,735               1.19
       Exercised                                                    --            (411,096)              0.19
       Canceled                                                128,606            (128,606)              0.45
       Unvested shares repurchased                             203,875                  --                 --
                                                            -----------          ----------
       Balances as of December 31, 1999                        180,055           1,598,077
                                                            ===========          ==========
       Options/rights exercisable at end of year                                 1,598,077
                                                                                 ==========


              The per share weighted-average fair value of stock options granted during 1999 and 1998 was $0.12 and $0.03, respectively, on the date of grant using the minimum value option-pricing model with the following weighted-average assumptions: risk free interest rate of 5.7%; an expected life of the option of four years; and no dividends.

              As of December 31, 1999, the exercise prices and weighted-average remaining contractual life of outstanding options was $0.51 and
              8.4 years. As of December 31, 1998, the exercise prices and weighted-average remaining contractual life of outstanding options was $0.22 and 9.1 years.

              The Company applies APB Opinion No. 25 in accounting for the Plan and, accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's pro forma net loss would have been as follows:

                                                                                                       YEARS ENDED DECEMBER 31,
                                                                                                     ---------------------------
                                                                                                       1999               1998
                                                                                                    --------           --------
       Net loss:
           As reported                                                                             $(12,739,198)       $(8,426,447)
           Pro forma                                                                                (12,823,721)        (8,449,782)

                          ATMOSPHERE NETWORKS, INC.
                               AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


       (d)    WARRANTS

              In February 1998, the Company issued a warrant in connection with a leasing agreement to purchase 37,500 shares of Series A preferred stock at $1.00 per share. The warrant is immediately exercisable and expires at the earlier of 10 years from grant date or 5 years from the effective date of the Company's initial public offering (IPO). At the date of grant, the Company estimated the fair value of the warrant to be $62,968.

              In July 1998, the Company issued a warrant in connection with a subordinated loan agreement to purchase 72,866 shares of Series B preferred stock at $3.29 per share. The warrant is immediately exercisable and expires at the earlier of 10 years from grant date or 5 years from the effective date of the Company's IPO. At the date of grant, the Company estimated the fair value of the warrant to be $87,242.

              In February 1999, the Company issued a warrant in connection with a leasing agreement to purchase 10,571 shares of Series B preferred stock at $3.29 per share. The warrant is immediately exercisable and expires at the earlier of 10 years from grant date or 5 years from the effective date of the Company's IPO. At the date of grant, the Company estimated the fair value of the warrant to be $27,970.

              Also in February 1999, the Company issued a warrant to purchase 49,336 shares of Series B preferred stock at $3.29 per share. The warrant is immediately exercisable and expires at the earlier of 10 years from the grant date or 5 years from the effective date of the Company's IPO. At the date of grant, the Company estimated the fair value of the warrant to be $130,539.

(9)    INCOME TAXES

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets as of December 31, 1999 and 1998, are presented below:

                                                                                 1999                  1998
                                                                          -------------------   -------------------
       Deferred tax assets:
            Various accruals and reserves not deductible for
               tax purposes                                                 $    388,114        $      163,492
            Property and equipment                                                    --                 6,706
            Capitalized start-up expenditures                                  1,868,106             1,402,443
            Net operating loss carryforward                                    7,799,832             3,156,504
            Research and development credit carryforward                         311,056               118,282
                                                                           --------------       ---------------
                     Total deferred tax assets                                10,367,108             4,847,427

            Valuation allowance                                              (10,258,187)           (4,847,427)
                                                                           --------------       ---------------
                                                                                 108,921                    --
       Deferred tax liabilities - property and equipment                        (108,921)                   --
                                                                           --------------       ---------------
                     Net deferred tax assets                                $         --        $           --
                                                                           ==============       ===============

                          ATMOSPHERE NETWORKS, INC.
                               AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


       As of December 31, 1999, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $16,700,000. In addition, the Company had federal and state research and development credit carryforwards of approximately $156,000 and $126,000, respectively. The Company's federal net operating loss and research and development credit carryforwards expire in the years 2012 and 2019, if not utilized. The Company's state net operating loss carryforwards expire in the year 2005. The state research and development credit can be carried forward indefinitely. The Company also has net operating loss carryforwards for Australian tax purposes of approximately $1,900,000. The Australian net operating loss carryforwards expire in the years 2004 through 2006.

       Tax expense recorded in 1999 and 1998 represents the minimum state tax liability. The difference between recorded income taxes and the "expected" tax benefit computed by applying the federal statutory income tax rate of 34% to pretax loss is due primarily to the valuation allowance on deferred tax assets.

       Federal and state tax laws impose substantial restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an "ownership change" as defined in the Internal Revenue Code,
       Section 382. The Company has not yet determined whether an ownership change has occurred.

(10)   OTHER EXPENSE (INCOME), NET

       Other expense ( income), net for the years ended December 31, 1999 and 1998, consisted of the following:

                                                                                 1999                  1998
                                                                          -------------------   -------------------
       Interest income                                                         $(517,624)            $(318,865)
       Interest expense                                                          670,998               239,165
       Loss on disposition of fixed assets, net                                    2,589                 4,326
                                                                               ----------            ----------
                                                                               $ 155,963             $ (75,374)
                                                                               ==========            ==========


(11)   BUSINESS AND CREDIT CONCENTRATIONS

       The Company sells primarily to third-party resellers and original equipment manufacturers in the telecommunications industry. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for estimated credit losses. Historical losses have been within management's expectations.

       For the years ended December 31, 1999 and 1998, sales to two customers accounted for approximately 83% and 0%, respectively. Accounts receivable related to these customers were $88,093 and $-0- as of December 31, 1999 and 1998, respectively.

       The majority of the Company's cash is held primarily with large financial institutions. Management does not feel the risk associated with these deposits is significant.

                                ATMOSPHERE NETWORKS, INC.
                                     AND SUBSIDIARY

                       Notes to Consolidated Financial Statements

                                December 31, 1999 and 1998


       The Company purchases a significant number of components from a small number of vendors. In most cases, alternative sources of supply are available. However, the Company may establish a working relationship with a single vendor, even when multiple suppliers are available, if the Company believes it is advantageous to do so due to performance, quality, support, delivery capacity, or price considerations.

       In the event that a supply of a key single source, material, process, or component were delayed or curtailed, the Company's ability to ship the related product in desired quantities and in a timely manner could be adversely affected. The Company attempts to mitigate these risks by working closely with key vendors on product plans, strategic inventories, and coordinated product introductions.

(12)   SEGMENT INFORMATION

       During fiscal 1999, the Company adopted the provisions of SFAS No. 131, DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 131 requires disclosure of selected segment-related financial information about products, major customers, and geographic areas.

       The Company's chief operating decision maker (CODM) is considered to be the Company's chief executive officer. The CODM evaluates performance, makes operating decisions, and allocates resources based on financial data consistent with the presentation in the accompanying consolidated financial statements. Therefore, the Company operates in a single segment for purpose of disclosure under SFAS No. 131.

(13)   SUBSEQUENT EVENTS

       On February 7, 2000, the Company announced it was intending to restructure its operations by closing down its Australian subsidiary, and relocating these operations to California.

       On June 21, 2000, the Company signed a Merger and Reorganization Agreement (the Agreement) with Ditech Communications Corporation (Ditech) and Oxygen Acquisition Corporation, a wholly owned subsidiary of Ditech, wherein the Company would be acquired by Ditech, for consideration of approximately $88,500,000, comprised of Ditech common stock and cash, subject to stockholder approval and other conditions set forth therein.